                                                                     Exhibit 23
                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-98988 and 33-98986 of USA Detergents, Inc. on Form S-8 of our report dated October 30, 1997 (January 5, 1998 as to Note 5, February 25, 1998 and March 2, 1998 as to Note 4) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 11), appearing in this Annual Report on Form 10-K/A of USA Detergents, Inc. for the year ended December 31, 1996.




New York, New York
March 16, 1998